Exhibit 10.11
CARETRUST REIT, INC. AND CTR PARTNERSHIP, L.P.
INCENTIVE AWARD PLAN

PERFORMANCE-BASED RESTRICTED STOCK AWARD GRANT NOTICE

CareTrust REIT, Inc., a Maryland corporation (the "Company"), pursuant to the CareTrust REIT, Inc. and CTR Partnership, L.P. Incentive Award Plan (as it may be amended, the "Plan"), hereby grants to the holder listed below (the "Participant"), an award of the number of shares of performance-based restricted stock ("Restricted Stock" or “Shares”) set forth below. This Performance-Based Restricted Stock award is subject to all of the terms and conditions as set forth herein and in the Performance-Based Restricted Stock Award Agreement attached hereto as Exhibit A (the "Performance-Based Restricted Stock Agreement") and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Award Grant Notice (the "Grant Notice") and the Restricted Stock Agreement.
Participant:
Grant Date:
Grant No.:
Total Number of Shares:
Years to Fully Vest:

Vesting Schedule:
Shares	Vesting Date
[_______]	[_____________] (subject to the achievement of the Performance-Based Vesting Conditions referenced below)

Performance-Based Vesting Conditions: The time-based vesting conditions upon the restricted shares awarded hereunder are not the sole conditions for vesting of the restricted shares, which are subject to additional performance-based vesting conditions more fully described in Section 2.2(b)(ii) of the Performance-Based Restricted Stock Agreement (the “Performance-Based Vesting Conditions”). Both the time-based conditions and the Performance-Based Vesting Conditions, as well as the continuing service condition set forth below, must be met in order for any tranche of the restricted shares awarded hereunder to vest.

Termination: Except as otherwise set forth in the Participant’s Change in Control or Employment Agreement (if any), if the Participant experiences a Termination of Service prior to the applicable vesting date, all Shares that have not become vested on or prior to the date of such Termination of Service (after taking into consideration any vesting that may occur in connection with such Termination of Service, if any) will thereupon be automatically forfeited by the Participant without payment of any consideration therefor.

By his or her signature and the Company's signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. The Participant has

[Name]         Grant No. [__]
[Date]
[_______] Shares

reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

In addition, by signing below, the Participant also agrees that the Company, in its sole discretion, may satisfy any withholding obligations by (i) withholding shares of Common Stock otherwise issuable to the Participant upon vesting of the Shares, (ii) instructing a broker on the Participant's behalf to sell shares of Common Stock otherwise issuable to the Participant upon vesting of the Shares and submit the proceeds of such sale to the Company or (iii) using any other method permitted by the Agreement or the Plan.

CARETRUST REIT, INC.	PARTICIPANT
By: _______________________________ Name: Title:	By:_________________________________ [Name] Grantee & Participant

[Name]         Grant No. [__]
[Date]
[_______] Shares

Exhibit A
PERFORMANCE-BASED RESTRICTED STOCK AWARD AGREEMENT
Pursuant to the Performance-Based Restricted Stock Award Grant Notice (the "Grant Notice") to which this Performance-Based Restricted Stock Award Agreement (this "Agreement") is attached, CareTrust REIT, Inc., a Maryland corporation (the "Company"), pursuant to the CareTrust REIT, Inc. and CTR Partnership, L.P. Incentive Award Plan (as it may be amended, the "Plan"), hereby grants to the holder listed below (the "Participant"), an award of shares of performance-based restricted stock ("Restricted Stock" or "Shares”). This award of Performance-Based Restricted Stock is subject to all of the terms and conditions set forth herein and in the Grant Notice and the Plan, each of which are incorporated herein by reference. Capitalized terms not specifically defined herein shall have the meanings specified in the Grant Notice and the Plan.
ARTICLE I
GENERAL
1.1Incorporation of Terms of Plan. The Award (as defined below) is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II
AWARD OF RESTRICTED STOCK
1.1Award of Restricted Stock.
(a)Award. Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company has granted to the Participant an award of Restricted Stock (the "Award") under the Plan in consideration of the Participant's past and/or continued employment with or service to the Company or any Affiliate, and for other good and valuable consideration.
(b)Book Entry Form; Certificates. At the sole discretion of the Administrator, the Shares will be issued in either (i) uncertificated form, with the Shares recorded in the name of the Participant in the books and records of the Company's transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement, and upon vesting and the satisfaction of all conditions set forth in Sections 2.2(b) and (d) hereof, the Company shall remove such notations on any such vested Shares in accordance with Section 2.2(d) below; or (ii) certificated form pursuant to the terms of Sections 2.1(c) and (d) below.
(c)Legend. Certificates representing Shares issued pursuant to this Agreement may, until all Restrictions (as defined below) imposed pursuant to this Agreement lapse or have been removed and the Shares have thereby become vested or the Shares represented thereby have been forfeited hereunder, bear such legend as shall be determined by the Administrator).
(d)Removal of Notations; Delivery of Certificates Upon Vesting. As soon as administratively practicable after the vesting of any Shares subject to the Award pursuant to Section 2.2(b) hereof, the Company shall, as applicable, either remove the notations on any Shares subject to the Award issued in book entry form which have vested or deliver to the Participant a certificate or certificates evidencing the number of Shares subject to the Award

[Name]         Grant No. [__]
[Date]
[_______] Shares

which have vested (or, in either case, such lesser number of Shares as may be permitted pursuant to Section 11.2 of the Plan). The Participant (or the beneficiary or personal representative of the Participant in the event of the Participant's death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances required by the Company. The Shares so delivered shall no longer be subject to the Restrictions hereunder.
1.2Restrictions.
(a)Forfeiture. Notwithstanding any contrary provision of this Agreement, and except as otherwise set forth in the Participant’s Change in Control or Employment Agreement (if any), upon the Participant's Termination of Service for any or no reason, any portion of the Award (and the Shares subject thereto) which has not vested prior to or in connection with such Termination of Service (after taking into consideration any accelerated vesting and lapsing of Restrictions which may occur in connection with such Termination of Service (if any)) shall thereupon be forfeited immediately and without any further action by the Company, and the Participant's rights in any Shares and such portion of the Award shall thereupon lapse and expire. For purposes of this Agreement, "Restrictions" shall mean the restrictions on sale or other transfer referenced in Section 3.2 hereof and the exposure to forfeiture set forth in this Section 2.2(a).
(b)Vesting and Lapse of Restrictions.
(i)Time Component. Subject to Section 2.2(a) above and the achievement of the performance conditions set forth in Section 2.2(b)(ii) below, the Award shall vest and Restrictions shall lapse in accordance with the vesting schedule set forth in the Grant Notice (rounding down to the nearest whole Share).
(ii)Performance Component. In addition to the time-based conditions set forth above, vesting of the Performance Shares (the “Performance-Based Vesting”) is conditioned upon the Company meeting or exceeding fiscal-year-over-year (for each fiscal year, as of 12/31) Normalized Funds from Operations (“NFFO”) per share (the “FFO Hurdle”) as follows:

Performance Vesting Targets	FY20	FY21	FY22	FY23
NFFO Vesting Hurdle (per share)	$	$	$	$
(iii)Performance Vesting Mechanics. Performance-Based Vesting is cumulative. In the event the Company does not achieve the FFO Hurdle for a particular year, vesting for that year will be deferred until, if ever, the annual performance meets that year’s FFO Hurdle. For example, if the NFFO per share in Year 1 falls short of the FFO Hurdle, the performance shares for Year 1 will not vest. If the NFFO per share in Year 2 meets or exceeds the FFO Hurdle for Year 1, the Year 1 tranche will vest. If the NFFO per share in Year 2 meets or exceeds the FFO Hurdle for Year 2 as well, the Year 2 tranche will vest as well. If, however, the Year 4 FFO Hurdle or any prior year FFO Hurdle is not met by the end of Year 4, that (those) tranche(s) will not vest and will be lost.
(iv)NFFO Definition. “Normalized Funds from Operations” is based on the definition of “Funds from Operations” (“FFO”) promulgated by the National Association of Real Estate Investment Trusts (NAREIT). NFFO eliminates or “normalizes” non-recurring or unusual items of revenue and expense from FFO that would make period-over-period comparisons less meaningful or otherwise obscure true

[Name]         Grant No. [__]
[Date]
[_______] Shares

operating performance. NAREIT defines FFO as “the most commonly accepted and reported measure of REIT operating performance. Equal to a REIT's net income, excluding gains or losses from sales of property, and adding back real estate depreciation.”
(c)Tax Withholding. The Company or its Affiliates shall be entitled to require a cash payment (or to elect, or permit the Participant to elect, such other form of payment determined in accordance with Section 11.2 of the Plan) by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to the grant or vesting of the Award or the lapse of the Restrictions hereunder. In satisfaction of the foregoing requirement with respect to the grant or vesting of the Award or the lapse of the Restrictions hereunder, unless otherwise determined by the Company, the Company or its Affiliates shall withhold Shares otherwise issuable under the Award having a Fair Market Value equal to the sums required to be withheld by federal, state and/or local tax law. The number of Shares which shall be so withheld in order to satisfy such federal, state and/or local withholding tax liabilities shall be limited to the number of shares which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state and/or local tax purposes that are applicable to such supplemental taxable income. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to deliver any new certificate representing Shares to the Participant or the Participant's legal representative or enter any such Shares in book entry form unless and until the Participant or the Participant's legal representative, as applicable, shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the Award or the issuance of Shares hereunder.
(d)Conditions to Delivery of Shares. The Shares deliverable under this Award may be either previously authorized but unissued Shares, treasury Shares or Shares purchased on the open market. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares under this Award prior to fulfillment of the conditions set forth in Section 11.4 of the Plan. Notwithstanding the foregoing, the issuance of such Shares shall not be delayed if and to the extent that such delay would result in a violation of Section 409A of the Code. In the event that the Company delays the issuance of such Shares because it reasonably determines that the issuance of such Shares will violate federal securities laws or other applicable law, such issuance shall be made at the earliest date at which the Company reasonably determines that issuing such Shares will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii).
(e)To ensure compliance with the Restrictions, the provisions of the charter documents of the Company, and/or state and federal securities and other laws and for other proper purposes, the Company may issue appropriate "stop transfer" and other instructions to its transfer agent with respect to the Restricted Stock. The Company shall notify the transfer agent as and when the Restrictions lapse.
1.3Consideration to the Company. In consideration of the grant of the Award pursuant hereto, the Participant agrees to render faithful and efficient services to the Company or any Affiliate.

[Name]         Grant No. [__]
[Date]
[_______] Shares

ARTICLE III
OTHER PROVISIONS
1.1Section 83(b) Election. If the Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant hereby agrees to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service. The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the Award and any such election
1.2Restricted Stock Not Transferable. Until the Restrictions hereunder lapse or expire pursuant to this Agreement and the Shares vest, the Restricted Stock (including any Shares received by holders thereof with respect to Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to the restrictions on transferability set forth in Section 11.3 of the Plan.
1.3Rights as Stockholder. Except as otherwise provided herein, upon the Grant Date, the Participant shall have all the rights of a stockholder of the Company with respect to the Shares, subject to the Restrictions, including, without limitation, voting rights and rights to receive any cash or stock dividends, in respect of the Shares subject to the Award and deliverable hereunder; provided however that the rights to receive cash or stock dividends in respect of the Shares subject to the Award shall only vest with, and such cash or stock dividends shall only be payable or issuable upon the vesting of, the corresponding portion of the Shares subject to the Award.
1.4Not a Contract of Employment or Service. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an Employee or other service provider of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and the Participant.
1.5Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
1.6Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, as well as all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
1.7Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award in any material way without the prior written consent of the Participant.

[Name]         Grant No. [__]
[Date]
[_______] Shares

1.8Notices. Any notice to be given under the terms of this Agreement shall be addressed to the Company at the Company's principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant's last address reflected on the Company's records. Any notice shall be deemed duly given when sent via email or when sent by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service.
1.9Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.2 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
1.10Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
1.11Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.
1.12Limitation on the Participant's Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. The Plan, in and of itself, has no assets. The Participant shall have only the rights of a general unsecured creditor of the Company and its Affiliates with respect to amounts credited and benefits payable, if any, with respect to the Shares issuable hereunder.